    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 23, 1998

                                                    REGISTRATION NO. 333-______

===============================================================================


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               ------------------

                               BNC MORTGAGE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          DELAWARE                                     33-0661303
(STATE OR OTHER JURISDICTION OF                     (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                  IDENTIFICATION NUMBER)

                                1063 MCGAW AVENUE
                            IRVINE, CALIFORNIA 92614
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 EVAN R. BUCKLEY
                             CHIEF EXECUTIVE OFFICER
                               BNC MORTGAGE, INC.
                                1063 MCGAW AVENUE
                            IRVINE, CALIFORNIA 92614
                                 (949) 260-6000
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                               ------------------

                                   COPIES TO:
                             THOMAS J. POLETTI, ESQ.
                            KATHERINE J. BLAIR, ESQ.
                             JEFFREY S. CANNON, ESQ.
                          FRESHMAN, MARANTZ, ORLANSKI,
                                 COOPER & KLEIN
                       9100 WILSHIRE BOULEVARD, 8TH FLOOR
                         BEVERLY HILLS, CALIFORNIA 90212
                            TELEPHONE: (310) 273-1870
                            FACSIMILE: (310) 274-8357

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

                         CALCULATION OF REGISTRATION FEE

=================================================================================================================
                                                                                  Proposed
                                                                    Proposed       Maximum
                                                                     maximum      aggregate
                                                 Amount to be    offering price   offering           Amount of
    TITLE OF SECURITIES TO BE REGISTERED          registered      per share(1)     price(1)      registration fee
-----------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value................   447,402 shares        $9.500      $4,250,319        $1,181.59
Common Stock, $.001 par value................   163,265 shares        $6.100        $995,917          $276.87
Common Stock, $.001 par value................    12,500 shares       $11.000        $137,500           $38.23
Common Stock, $.001 par value(2).............   176,833 shares        $5.125        $906,218          $251.93
                                                --------------                    ----------        ---------
Total .......................................   800,000 shares                    $6,289,954        $1,749.00
=================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h)(1) of the Securities Act of 1933.

(2) Proposed maximum offering price per share and Maximum aggregate offering price are based on the last reported sales price of the Common Stock as reported on the Nasdaq National Market on October 15, 1998, in accordance with Rule 457 (c) of the Securities Act of 1933.

===============================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        The documents containing information specified in this Part I are being separately provided to the participants in the 1997 Stock Option, Deferred Stock and Restricted Stock Plan as specified by Rule 428(b)(1).

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents have been filed with the Securities and Exchange Commission (the "Commission") by BNC Mortgage, Inc. (the "Company") and are incorporated by reference into this Registration Statement:

        (a) Annual Report on Form 10-K for the fiscal year ended June 30, 1998, as filed with the Commission pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        (b) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, as filed with the Commission on February 4, 1998 under the Exchange Act.

        All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this registration statement indicating that all securities offered hereby have been sold, or deregistering all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Company is a Delaware corporation. Section 145 ("Section 145") of the Delaware General Corporation Law (the "DGCL") provides that a Delaware corporation has the power to indemnify its officers and directors under certain circumstances. Article VII, Section 7.1 of the Company's Bylaws provides that the Company shall indemnify its officers and directors to the fullest extent permitted by the DGCL.

        Subsection (a) of Section 145 empowers a corporation to indemnify any director or officer, or former director or officer, who was, is, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by, or in the right of, the corporation), for expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director or officer acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director or officer had no cause to believe his or her conduct was unlawful.

        Subsection (b) of Section 145 empowers a corporation to indemnify any director, officer, or former director or officer, who was, or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by, or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit, provided that, such officer or director acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made with respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless, and only to the extent that the Delaware Court of Chancery, or the court in which such action was brought shall determine that despite the adjudication of liability, but in view of all the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

        Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation shall have the power to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

        Article VIII of the Company's Certificate of Incorporation provides that a director shall not be liable to the Company or its stockholders for monetary damages for breach of his or her fiduciary duty as a director. It further provides that the Company shall indemnify, in the manner and to the fullest extent permitted by the Delaware Law (but in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), any person (or the estate of any person) who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. The Certificate of Incorporation also provides that to the fullest extent permitted by the Delaware Law, the indemnification provided herein shall include expenses as incurred (including attorneys' fees), judgments, fines and amounts paid in settlement, and any such expenses shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the person seeking indemnification to repay such amounts if it is ultimately determined that he or she is not entitled to be indemnified. It further provides that no advance shall be made by the Corporation if a determination is reasonably and promptly made by the Board of Directors by a majority vote of a quorum of disinterested directors, or (if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs) by independent legal counsel to the Corporation, that, based upon the facts known to the Board or such counsel at the time such determination is made, (a) the party seeking an advance acted in bad faith or deliberately breached his or her duty to the Corporation or its stockholders, and (b) as a result of such actions by the party seeking an advance, it is more likely than not that it will ultimately be determined that such party is not entitled to indemnification pursuant to the provisions of Article VIII.

        The Company has entered into indemnification agreements with each of its executive officers and directors, pursuant to which, the Company has agreed to indemnify each under certain circumstances, in the manner and to the fullest extent permitted by the DGCL. In addition, the Company carries directors' and officers' liability insurance covering its directors and officers against liability asserted against or incurred by such person arising out of his or her capacity as an officer or director, including any liability for violations of the Securities Act or the Exchange Act, subject to some exclusions and coverage limitations.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

Exhibit
Number         Description
------         -----------

 4.1*          Specimen Certificate of the Company's Common Stock(1)

 5.1           Opinion of Freshman, Marantz, Orlanski, Cooper & Klein

10.2*          1997 Stock Option Plan and Form of Agreements(1)

23.1 Consent of Freshman, Marantz, Orlanski, Cooper & Klein (included in Exhibit 5.1)

23.2           Consent of Ernst & Young LLP

24.1           Powers of Attorney (included on the signature page hereto)

----------------------

* Incorporated by reference to, and all such exhibits have the corresponding exhibit number filed as part of the registration statement on Form S-1 (File No. 333-38651) and amendment nos. 1, 2 and 3 filed with the Securities and Exchange Commission on October 24, 1997, February 3, 1998 and March 10, 1998, respectively.

ITEM 9. UNDERTAKINGS.

        The Company hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement and to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement, or any material change to such information in this Registration Statement.

        (2) That, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions referenced in Item 6 of this Registration Statement, or otherwise, the Company has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against the public policy expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irvine, State of California, on October 22, 1998.

                                POWER OF ATTORNEY

        We the undersigned directors and officers of BNC Mortgage, Inc., do hereby constitute and appoint Kelly W. Monahan and Evan R. Buckley, or either of them, our true and lawful attorneys and agents to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendment) to this Registration Statement; and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

                                            BNC Mortgage, Inc.


                                            By:  /s/ KELLY W. MONAHAN
                                                 ----------------------
                                                     Kelly W. Monahan
                                                     President

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

            SIGNATURE                  TITLE                              DATE
            ---------                  -----                              ----
/s/ EVAN R. BUCKLEY           Chairman of the Board,                October 22, 1998
-------------------------     Chief Executive Officer
    Evan R. Buckley           and Secretary


/s/ KELLY W. MONAHAN          President, Chief Financial Officer    October 22, 1998
-------------------------     (principal financial and
    Kelly W. Monahan          accounting officer) and Director


/s/ JOSEPH R. TOMKINSON
-------------------------     Director                              October 22, 1998
    Joseph R. Tomkinson


/s/ KEITH C. HONIG
-------------------------     Director                              October 22, 1998
    Keith C. Honig

                                  EXHIBIT INDEX

Exhibit
Number         Description
------         -----------

 4.1*          Specimen Certificate of the Company's Common Stock(1)

 5.1           Opinion of Freshman, Marantz, Orlanski, Cooper & Klein

10.2*          1997 Stock Option Plan and Form of Agreements(1)

23.1 Consent of Freshman, Marantz, Orlanski, Cooper & Klein (included in Exhibit 5.1)

23.2           Consent of Ernst & Young LLP

24.1           Powers of Attorney (included on the signature page hereto)

----------------------

* Incorporated by reference to, and all such exhibits have the corresponding exhibit number filed as part of the registration statement on Form S-1 (File No. 333-38651) and amendment nos. 1, 2 and 3 filed with the Securities and Exchange Commission on October 24, 1997, February 3, 1998 and March 10, 1998, respectively.